UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
August 9, 2011

Blue Dolphin Energy Company

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-15905 (Commission File Number)	73-1268729 (IRS Employer Identification No.)

801 Travis Street, Suite 2100
Houston, TX 77002
(Address of principal executive office and zip code)

(713) 568-4725
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[    ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.     Completion of Acquisition or Disposition of Assets.

On August 3, 2011, Blue Dolphin Pipe Line Company (“BDPL”), a wholly-owned subsidiary of Blue Dolphin Energy Company (“BDEC”) completed the sale of its eighty-three and one-third percent (83⅓%)  interest in the Buccaneer Pipeline to Sunoco Partners Marketing & Terminals L.P. for net proceeds of approximately $3.6 million in cash.  The Buccaneer Pipeline is located onshore in Brazoria County, Texas. Assets in the sale also included above ground storage tanks, a barge loading terminal, pumping station and related equipment.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Blue Dolphin Energy Company Press Release Issued August 8, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           August 9, 2011

Blue Dolphin Energy Company

/s/ T. SCOTT HOWARD
T. Scott Howard Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit	Description of Exhibit

99.1	Blue Dolphin Energy Company Press Release Issued August 8, 2011.